Exhibit 99.1

Dendrite Reports Record Second Quarter Results

• GAAP E.P.S. of $0.28, up 65% from prior year

• Adjusted E.P.S. of $0.29, up 53% from prior year

• Confirms full year business outlook of low double-digit revenue growth and greater than 25% adjusted E.P.S. growth

Bedminster, N.J., July 28, 2005 - Dendrite International, Inc. (NASDAQ: DRTE) today reported its financial results for the quarterly period ending June 30, 2005.

Financial Results

Revenues increased 15% versus the second quarter of 2004 to $115.1 million. Marketing solutions revenues of $27.1 million were up 17% versus the same period of the prior year. Sales solutions revenues, including $3.9 million of software license fee revenue, totaled $83.0 million in the second quarter of 2005 and increased 14% over the same period in 2004. Sales solutions revenues included $4.0 million resulting from an early contract termination by a mid-tier client that is ceasing its U.S. operations.

The Company reported second quarter 2005 GAAP diluted earnings of $0.28 per share, compared to GAAP diluted earnings of $0.17 per share for the second quarter of 2004. Excluding approximately $1.1 million of non-cash amortization expense pertaining to acquisition-related intangible assets, second quarter 2005 adjusted earnings were $0.29 per diluted share. Dendrite also indicated that without the $4.0 million contract settlement, adjusted earnings per share would have been $0.24 per diluted share. The Company previously reported adjusted earnings of $0.19 per diluted share in the second quarter of 2004. A reconciliation of GAAP results to adjusted results can be found on the unaudited financial tables included with this press release.

Dendrite ended the second quarter of 2005 with $56.1 million in cash and cash equivalents. Accounts receivable days sales outstanding (DSO) improved to 63

1405/1425 Route 206 South • Bedminster, NJ • 07921

P: 908.443.2000 • F: 908.443.2100

days, down three days from the prior quarter.  The Company generated approximately $13.7 million of cash from operations.

Business Highlights

Dendrite announced it completed the second quarter with a number of significant business achievements, including:

•                  Securing a strategic contract with AstraZeneca in the US for a broad range of Dendrite’s Integrated Marketing solutions, including PhysicanConnectSM thought leader identification analysis as well as Sample Fulfillment solutions. And, adding approximately 1,200 users in China for Dendrite’s First Source Sales Applications™

•                  Expanding the alliance with Sanofi-Aventis in the US for the Company’s sales support services for additional users, and sample management services including sample fulfillment and auditing services

•                  Expanding the alliance with Warner Chilcott through a three-year sales and services contract extension to upgrade more than 400 users on Dendrite’s Mobile Intelligence™ application (newly launched Version 4.0 platform)

•                  Extending its relationship with PDI Inc., to provide PDI’s dedicated sales teams with Dendrite’s ForceMobile™ an ForceAnalyzer™ solutions

•                  Winning a significant regional contract with UCB in Europe for over 600 users to adopt Dendrite’s WebForce™ solution

•                  Adding more than 1,000 users in Europe for Dendrite’s PharbaseSM solution

•                  Adding more than a 1,000 j-ForceNET™ users for support services across multiple pharmaceutical companies in Japan

•                  Securing multiple contracts with various pharmaceutical companies in the US for Regulatory, Compliance, and Validation solutions offered through Dendrite’s BuzzeoPDMA division

Outlook

The Company confirmed its 2005 full year outlook of low double-digit revenue growth excluding any 2005 acquisitions and, based on achieving this plan, targets adjusted E.P.S. growth of more than 25% versus prior year adjusted E.P.S.   Adjusted E.P.S. for 2005 excludes the $9.4 million of charges taken in the first quarter and approximately $4.2 million of non-cash amortization expense pertaining to acquisition-related intangible assets, which would result in expected GAAP E.P.S. growth of more than 11% versus the prior year.

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This outlook is based on current expectations and assumptions and constitutes “forward-looking information.”  The Company can give no assurance that such expectations and assumptions will prove to be correct.  The Company does not intend to update such outlook to reflect actual results or changes in expectations or assumptions during the period other than in connection with regularly scheduled earnings releases.

Additionally, at such time in the future as the Company may provide additional revenue, earnings and other outlook information (including subsequent outlook provided as part of its quarterly sales and earnings releases), prior revenues, earnings or other related outlook (including any prior rolling 6-month outlook) should no longer be considered current.

To participate in Dendrite’s earnings call web cast on July 28, 2005 at 5 p.m. EDT, or to obtain replay information, please visit the Investors’ Highlights Section of our website at www.dendrite.com .

About Dendrite

Founded in 1986, Dendrite International (NASDAQ: DRTE) provides diversified sales, marketing, clinical and compliance solutions to the global life sciences and pharmaceutical industry.  With clients in more than 50 countries, including the world top 20 pharmaceutical companies, Dendrite strives to be the first source for expert promotional and sales effectiveness solutions.  For more information, please visit www.dendrite.com.

Investor Relations

Christine Croft
908-443-4265
christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for

3

our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the  economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; risks associated with foreign currency fluctuations as they affect our non-U.S. operations; increased competition; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; risks associated with acquisitions; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors;  less favorable than anticipated results from strategic relationships or acquisitions; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in expectations or assumptions or other changes affecting such forward-looking statements.

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TABLE 1

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,					Six Months Ended June 30,
	2005	%	2004	%	Change	2005	%	2004	%	Change
Revenues:

Services & Technology:
Sales solutions	$83,036	72.2%	$72,633	72.7%	14%	$153,213	71.4%	$143,044	73.4%	7%
Marketing solutions	27,094	23.5%	23,212	23.2%	17%	51,705	24.1%	44,013	22.6%	17%

Shipping	4,936	4.3%	4,062	4.1%	22%	9,595	4.5%	7,914	4.1%	21%
Total revenues	115,066	100.0%	99,907	100.0%	15%	214,513	100.0%	194,971	100.0%	10%

Operating Costs & Expenses:
Operating costs (including shipping)	58,829	51.1%	50,422	50.5%	17%	112,480	52.4%	100,229	51.4%	12%
Selling, general and administrative	34,075	29.6%	33,934	34.0%	0%	69,863	32.6%	66,091	33.9%	6%
Research and development	1,454	1.3%	2,722	2.7%	-47%	3,272	1.5%	5,744	2.9%	-43%
Facility and other charges	—	0.0%	—	0.0%	0%	9,372	4.4%	—	0.0%	0%
Amortization of acquired intangible assets	1,130	1.0%	1,226	1.2%	-8%	2,380	1.1%	2,253	1.2%	6%
Other operating income	—	0.0%	—	0.0%	0%	—	0.0%	(339)	-0.2%	-100%
Total operating costs & expenses	95,488	83.0%	88,304	88.4%	8%	197,367	92.0%	173,978	89.2%	13%

Operating income	19,578	17.0%	11,603	11.6%	69%	17,146	8.0%	20,993	10.8%	-18%

Interest (income) expense, net	(24)	0.0%	4	0.0%	NM	(165)	-0.1%	(3)	0.0%	NM
Other expense (income), net	20	0.0%	(18)	0.0%	-211%	(3)	0.0%	(61)	0.0%	-95%

Income before income tax expense	19,582	17.0%	11,617	11.6%	69%	17,314	8.1%	21,057	10.8%	-18%

Income tax expense	7,539	6.6%	4,331	4.3%	74%	6,666	3.1%	8,107	4.2%	-18%

Net income	$12,043	10.5%	$7,286	7.3%	65%	$10,648	5.0%	$12,950	6.6%	-18%

Net income per share:
Basic	$0.28		$0.18		56%	$0.25		$0.31		-19%
Diluted	$0.28		$0.17		65%	$0.24		$0.30		-20%

Shares used in computing net income per share:
Basic	42,592		41,464			42,531		41,192
Diluted	43,630		43,342			43,687		42,941

NM - Not meaningful.

TABLE 2

DENDRITE INTERNATIONAL, INC.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30, (1)					Six Months Ended June 30, (2)
	2005	%	2004	%	Change	2005	%	2004	%	Change
Revenues:

Services & Technology:
Sales solutions	$83,036	72.2%	$72,633	72.7%	14%	$153,213	71.4%	$143,044	73.4%	7%
Marketing solutions	27,094	23.5%	23,212	23.2%	17%	51,705	24.1%	44,013	22.6%	17%

Shipping	4,936	4.3%	4,062	4.1%	22%	9,595	4.5%	7,914	4.1%	21%
Total revenues	115,066	100.0%	99,907	100.0%	15%	214,513	100.0%	194,971	100.0%	10%

Operating Costs & Expenses:
Operating costs (including shipping)	58,829	51.1%	50,422	50.5%	17%	112,480	52.4%	100,229	51.4%	12%
Selling, general and administrative	34,075	29.6%	33,934	34.0%	0%	69,863	32.6%	66,091	33.9%	6%
Research and development	1,454	1.3%	2,722	2.7%	-47%	3,272	1.5%	5,744	2.9%	-43%
Other operating income	—	0.0%	—	0.0%	0%	—	0.0%	(339)	-0.2%	-100%
Total operating costs & expenses	94,358	82.0%	87,078	87.2%	8%	185,615	86.5%	171,725	88.1%	8%

Operating income	20,708	18.0%	12,829	12.8%	61%	28,898	13.5%	23,246	11.9%	24%

Interest (income) expense, net	(24)	0.0%	4	0.0%	NM	(165)	-0.1%	(3)	0.0%	NM
Other expense (income), net	20	0.0%	(18)	0.0%	-211%	(3)	0.0%	(61)	0.0%	-95%

Income before income tax expense	20,712	18.0%	12,843	12.9%	61%	29,066	13.5%	23,310	12.0%	25%

Income tax expense	7,974	6.9%	4,788	4.8%	67%	11,190	5.2%	8,974	4.6%	25%

Net income	$12,738	11.1%	$8,055	8.1%	58%	$17,876	8.3%	$14,336	7.4%	25%

Net income per share:
Basic	$0.30		$0.19		58%	$0.42		$0.35		20%
Diluted	$0.29		$0.19		53%	$0.41		$0.33		24%

Shares used in computing net income per share:
Basic	42,592		41,464			42,531		41,192
Diluted	43,630		43,342			43,687		42,941

Note:                   The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The Company believes that disclosing non-GAAP statements of operations provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1)                                  See Table 3 for the Reconciliation of Adjusted (NON-GAAP) to GAAP Statement of Operations for the three months ended June 30, 2005 and 2004.

(2)                                  See Table 4 for the Reconciliation of Adjusted (NON-GAAP) to GAAP Statement of Operations for the six months ended June 30, 2005 and 2004.

NM                           - Not meaningful.

TABLE 3

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2005 AND 2004

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30, 2005			Three Months Ended June 30, 2004
	Total Adjusted	Amortization (1)	GAAP	Total Adjusted	Amortization (1)	GAAP
Revenues:

Services & Technology:
Sales solutions	$83,036	$—	$83,036	$72,633	$—	$72,633
Marketing solutions	27,094	—	27,094	23,212	—	23,212

Shipping	4,936	—	4,936	4,062	—	4,062
Total revenues	115,066	—	115,066	99,907	—	99,907

Operating Costs & Expenses:
Operating costs (including shipping)	58,829	—	58,829	50,422	—	50,422
Selling, general and administrative	34,075	—	34,075	33,934	—	33,934
Research and development	1,454	—	1,454	2,722	—	2,722
Facility and other charges	—	—	—	—	—	—
Amortization of acquired intangible assets	—	1,130	1,130	—	1,226	1,226
Total operating costs & expenses	94,358	1,130	95,488	87,078	1,226	88,304

Operating income	20,708	(1,130)	19,578	12,829	(1,226)	11,603

Interest (income) expense, net	(24)	—	(24)	4	—	4
Other expense (income), net	20	—	20	(18)	—	(18)

Income before income tax expense	20,712	(1,130)	19,582	12,843	(1,226)	11,617

Income tax expense	7,974	435	7,539	4,788	457	4,331

Net income	$12,738	$(695)	$12,043	$8,055	$(769)	$7,286

Net income per share: (2)
Basic	$0.30	$(0.02)	$0.28	$0.19	$(0.02)	$0.18
Diluted	$0.29	$(0.02)	$0.28	$0.19	$(0.02)	$0.17

Shares used in computing net income per share:
Basic	42,592	42,592	42,592	41,464	41,464	41,464
Diluted	43,630	43,630	43,630	43,342	43,342	43,342

(1)    Represents exclusion of acquisition related amortization expense of definite lived intangible assets.  This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.

(2)    EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 4

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2005 AND 2004

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Six Months Ended June 30, 2005					Six Months Ended June 30, 2004
	Total Adjusted	Amortization (1)	Facility Charges	Severance Charges	GAAP	Total Adjusted	Amortization (1)	GAAP

Revenues:

Services & Technology:
Sales solutions	$153,213	$—	$—	$—	$153,213	$143,044	$—	$143,044
Marketing solutions	51,705	—	—	—	51,705	44,013	—	44,013

Shipping	9,595	—	—	—	9,595	7,914	—	7,914
Total revenues	214,513	—	—	—	214,513	194,971	—	194,971

Operating Costs & Expenses:
Operating costs (including shipping)	112,480	—	—	—	112,480	100,229	—	100,229
Selling, general and administrative	69,863	—	—	—	69,863	66,091	—	66,091
Research and development	3,272	—	—	—	3,272	5,744	—	5,744
Facility and other charges	—	—	7,649	1,723	9,372	—	—	—
Amortization of acquired intangible assets	—	2,380	—	—	2,380	—	2,253	2,253
Other operating income	—	—	—	—	—	(339)	—	(339)
Total operating costs & expenses	185,615	2,380	7,649	1,723	197,367	171,725	2,253	173,978

Operating income	28,898	(2,380)	(7,649)	(1,723)	17,146	23,246	(2,253)	20,993

Interest (income), net	(165)	—	—	—	(165)	(3)	—	(3)
Other (income), net	(3)	—	—	—	(3)	(61)	—	(61)

Income before income taxes	29,066	(2,380)	(7,649)	(1,723)	17,314	23,310	(2,253)	21,057

Income taxes	11,190	916	2,945	663	6,666	8,974	867	8,107

Net income	$17,876	$(1,464)	$(4,704)	$(1,060)	$10,648	$14,336	$(1,386)	$12,950

Net income per share: (2)
Basic	$0.42	$(0.03)	$(0.11)	$(0.02)	$0.25	$0.35	$(0.03)	$0.31
Diluted	$0.41	$(0.03)	$(0.11)	$(0.02)	$0.24	$0.33	$(0.03)	$0.30

Shares used in computing net income per share:
Basic	42,531	42,531	42,531	42,531	42,531	41,192	41,192	41,192
Diluted	43,687	43,687	43,687	43,687	43,687	42,941	42,941	42,941

(1)     Represents exclusion of acquisition related amortization expense of definite lived intangible assets.  This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.

(2)     EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

(UNAUDITED)

	June 30,	December 31,
	2005	2004
Assets
Current Assets:
Cash and cash equivalents	$56,138	$64,020
Accounts receivable, net	80,239	71,653
Prepaid expenses and other current assets	5,822	6,935
Deferred income taxes	5,535	5,029
Facility held for sale	—	—
Total current assets	147,734	147,637

Property and equipment, net	55,719	45,283
Other assets	8,542	7,922
Long-term receivable	—	—
Goodwill	83,430	80,963
Intangible assets, net	22,363	19,876
Purchased capitalized software, net	751	1,056
Capitalized software development costs, net	9,851	9,170
Deferred income taxes	12,351	9,873
	$340,741	$321,780

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,215	$8,171
Income taxes payable	13,508	12,013
Capital lease obligations	1,616	1,689
Accrued compensation and benefits	15,497	16,058
Accrued professional and consulting fees	5,958	7,413
Accrued facility and other charges	2,653	—
Other accrued expenses	18,337	19,284
Purchase accounting restructuring accrual	2,262	3,000
Deferred revenues	13,921	13,347
Total current liabilities	83,967	80,975

Capital lease obligations	2,217	3,036
Purchase accounting restructuring accrual	3,437	4,143
Accrued facility and other charges	4,668	—
Deferred rent	2,371	2,070
Other non-current liabilities	3,784	3,967

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common stock, no par value, 150,000,000 shares authorized, 45,171,795 and 44,913,584 shares issued; 42,633,047 and 42,374,836 shares outstanding at June 30, 2005 and December 31, 2004, respectively	128,304	125,237
Retained earnings	138,149	127,501
Deferred compensation	(168)	(123)
Accumulated other comprehensive income	277	1,239
Less treasury stock, at cost	(26,265)	(26,265)

Total stockholders’ equity	240,297	227,589

	$340,741	$321,780

TABLE 6

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2005	2004
Operating activities:
Net income	$10,648	$12,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,135	10,446
Write-off of property and equipment	1,030	—
Amortization of deferred compensation, net of forfeitures	34	115
Deferred income tax benefit	(3,060)	—
Other adjustments for non-cash items	—	901
Changes in assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(7,247)	9,780
Decrease in prepaid expenses and other current assets	1,027	870
(Increase) decrease in other assets	(804)	693
Decrease in accounts payable and accrued expenses	(102)	(3,576)
Increase in accrued facility and other charges	7,339	—
Decrease in purchase accounting restructuring accrual	(1,630)	(4,278)
Increase in income taxes payable	2,090	675
Increase (decrease) in deferred revenue	716	(3,787)
(Decrease) increase in other non-current liabilities	(182)	114

Net cash provided by operating activities	20,994	24,903

Investing activities:
Acquisitions, net of cash acquired	(10,172)	(6,812)
Purchases of property and equipment	(17,753)	(8,615)
Additions to capitalized software development costs	(2,439)	(2,074)

Net cash used in investing activities	(30,364)	(17,501)

Financing activities:
Repayments of long-term debt	—	(1,689)
Repayments of acquired loan	—	(624)
Payments on capital lease obligations	(890)	(592)
Issuance of common stock	2,527	5,580

Net cash provided by financing activities	1,637	2,675

Effect of foreign exchange rate changes on cash	(149)	168

Net (decrease) increase in cash and cash equivalents	(7,882)	10,245
Cash and cash equivalents, beginning of year	64,020	30,405

Cash and cash equivalents, end of period	$56,138	$40,650

TABLE 7

DENDRITE INTERNATIONAL, INC.

PURCHASED INTANGIBLE ASSET AMORTIZATION

(IN THOUSANDS)

(UNAUDITED)

	2005
	Actuals		Forecast			Full Year Projections* (b)
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	2005	2006	2007	2008	2009	Thereafter

Synavant Intangible Detail
Covenants not to compete	$263	$218	$—	$—	$481	$—	$—	$—	$—	$—
Backlog (a)	22	22	22	21	87	—	—	—	—	—
Pharbase Database	65	65	65	65	260	260	260	260	260	899
Customer relationships	112	111	112	111	446	446	446	446	446	2,882

Synavant Amortization Total	462	416	199	197	1,274	706	706	706	706	3,781

PharmaVision Amortization (c)	81	77	86	86	330	237	—	—	—	—

Schwarzeck Amortization (c)	76	67	77	77	297	307	106	—	—	—
SAI Amortization	153	152	152	153	610	446	—	—	—	—
UTO Brain Amortization (c)	45	51	48	48	192	191	191	191	191	787
MDM Amortization	191	191	191	176	749	704	280	93	78	153
Buzzeo Amortization	242	176	174	174	766	777	692	604	479	1,432

Total Amortization Expense	$1,250	$1,130	$927	$911	$4,218	$3,368	$1,975	$1,594	$1,454	$6,153

(a) Backlog is amortized as the backlog revenue is recognized.

(b) Amortization is recorded on a straight-line basis within each respective year.

(c) Amortization expense will fluctuate based upon movements in foreign currency.

* See “forward-looking” statement included as part of this release.  It does not reflect or assume any additional acquisitions.

TABLE 8

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Year Ended December 31, 2004
	Total Adjusted	Amortization (1)	GAAP

Revenues:

Services & Technology:
Sales solutions	$286,544	$—	$286,544
Marketing solutions	95,292	—	95,292

Shipping	17,361	—	17,361
Total revenues	399,197	—	399,197

Operating Costs & Expenses:
Operating costs (including shipping)	205,896	—	205,896
Selling, general and administrative	132,016	—	132,016
Research and development	9,316	—	9,316
Amortization of acquired intangible assets	—	4,851	4,851
Other operating (income)	(707)	—	(707)
Total operating costs & expenses	346,521	4,851	351,372

Operating income	52,676	(4,851)	47,825

Interest (income), net	(64)	—	(64)
Other expense, net	277	—	277

Income before income taxes	52,463	(4,851)	47,612

Income taxes	19,886	1,839	18,047

Net income	$32,577	$(3,012)	$29,565

Net income per share:
Basic	$0.78	$(0.07)	$0.71
Diluted	$0.76	$(0.07)	$0.69

Shares used in computing net income per share:
Basic	41,503	41,503	41,503
Diluted	43,075	43,075	43,075

(1)               Represents exclusion of acquisition related amortization expense of definite lived intangible assets.  This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.